Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS OF

AEP INDUSTRIES INC.

ARTICLE I

Offices

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

ARTICLE II

Books

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE III

Stockholders

Section 1.  Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, on the second Tuesday of April in each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, at 10:00 o’clock in the forenoon, or at such other date or time as the Board may designate.

At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation by the date that is the earlier of (i) the date that is ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders of the Corporation and (ii) the date specified in the proxy statement (if any) for such annual meeting.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the number of shares of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder or a qualified representative of the stockholder intends to appear in person at the meeting to bring the proposed business before the annual meeting, and (e) any material interest of the stockholder in such business.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of any annual meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.  If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 2.  Special Meetings.  Special meetings of the stockholders of the Corporation may only be held when called by resolution of the Board of Directors, by the Chairman of the Board or by the President.  Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof.  Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting.  If mailed, said notice shall be directed to each stockholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request.  At any special meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

Section 3.  List of Stockholders.  The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.  Quorum.  At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting.  At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.  Organization.  The Chairman of the Board, the President, or in their absence, any Executive Vice President or any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings.  The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, the Executive Vice President and all of the Vice Presidents.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

Section 6.  Voting.  Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.  If the Certificate of Incorporation provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these By-Laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

All elections of Directors shall be by ballot.  The vote on any other matter at a meeting of stockholders need not be by ballot unless demanded, in person or by proxy, by the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting and entitled to vote thereat.

When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such provision shall govern and control the decision of such question.

Section 7.  Action By Stockholders Without Meeting Not Permitted.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with the provisions of this Article. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

Section 8.  Inspectors of Election.  At every meeting of the stockholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one (1) or two (2) inspectors of election.  Said inspector or inspectors of election shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, by the presiding officer of the meeting.  If for any reason any of the inspectors of election previously appointed shall fail to attend or refuse or be unable to serve, inspectors of election in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner.

ARTICLE IV

Directors

Section 1.  Number, Election and Term of Office.  The business and affairs of the Corporation shall be managed by the Board of Directors.  Subject to the terms of the Governance Agreement, dated as of June 20, 1996, between Borden, Inc. and AEP Industries Inc., as it may be amended and/or restated from time to time (the “Governance Agreement”) during the time the terms thereof are applicable, the number of Directors which shall constitute the whole Board shall be eight (8), ten (10) or twelve (12).  Within such limits, the number of Directors may be fixed from time to time by vote of the Board of Directors, at any regular or special meeting, subject to the Governance Agreement during the time the terms thereof are applicable.  Directors need not be stockholders.  Directors shall be elected at the annual meeting of the stockholders of the Corporation, subject to the Governance Agreement during the time the terms thereof are applicable, except as provided in Section 2 of this Article, to serve for terms in accordance with the Governance Agreement and the Certificate of Incorporation and until their respective successors are duly elected and have qualified.

In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation as are not by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 2.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section.  Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) with respect to an election to be held at the annual meeting of stockholders, not less than ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders of the Corporation and (b) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.  Such stockholder’s notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a Director, if elected), (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned, directly or indirectly, by the person, and (iv) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended; and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned, directly or indirectly, by the stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation’s Nominating Committee to determine the eligibility of such proposed nominee to serve as Director of the Corporation.  Other than Directors chosen pursuant to the provisions of Section 13, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

The Chairman of the annual meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.  Vacancies and Newly Created Directorships.  Except as hereinafter provided and, subject to the Governance Agreement during the time the terms thereof are applicable and the Certificate of Incorporation, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.  Subject to the Governance

Agreement during the time the terms thereof are applicable, in the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 4 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by a vote of the stockholders of the Corporation at the next annual or special meeting of stockholders.  Directors chosen or elected as aforesaid shall hold office for a term in accordance with the Governance Agreement during the time the terms thereof are applicable, and the Certificate of Incorporation and until their respective successors are duly elected and qualified or until their earlier resignation or renewal.

Section 4.  Removals.  Subject to the Governance Agreement during the time the terms thereof are applicable, at any meeting of stockholders of the Corporation called for the purpose, the stockholders may remove from office, with cause, any or all of the Directors.

Section 5.  Regular Meetings.  Subject to the Governance Agreement during the time the terms thereof are applicable, regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

Section 6.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

Section 7.  Annual Meetings.  The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board.  Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

Section 8.  Notice.  Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same at least forty-eight (48) hours, or by telegraphing, telexing, telecopying or use of any other form of facsimile transmission the same at least twelve (12) hours, before the time fixed for the meeting.  Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the beginning of such, meeting, to the transaction of any business because such meeting is not lawfully called or convened.

Section 9.  Quorum.  At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business.  Except as may be otherwise specifically provided by the laws of the State of Delaware, the Governance Agreement during the time the terms thereof are applicable, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present.  If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.  Consent.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 11.  Telephonic Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 12.  Compensation of Directors.  Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for service and for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.  Resignations.  Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V

Committees

Section 1.  Committees.  The Board of Directors shall designate the committees provided for in the Governance Agreement during the time the terms thereof are applicable, which committees shall have the members provided for in the Governance Agreement, and may, by resolution passed by a majority of the whole Board of Directors, designate, subject to the Governance Agreement during the time the terms thereof are applicable, one or more additional committees, each committee to consist of one or more of the Directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors, subject to the Governance Agreement during the time the terms thereof are applicable, to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of such a dissolution, or amending these By-Laws, and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 2.  Executive Committee.  Subject to the Governance Agreement during the time the terms thereof are applicable, the Board, by resolution adopted by the affirmative vote of a majority of the entire Board, may designate two (2) or more of its members to constitute an Executive Committee, which, during the intervals between the meetings of the Board, shall have, and may exercise, all the powers of the Board in the management of the business, affairs and property of the Corporation.

At all meetings of the Executive Committee, the presence of the lesser of a majority or one (1), if there are two or fewer members, of the members thereof shall be necessary to constitute a quorum and to transact business.  Meetings of the Executive Committee may be called by any member thereof, by the Chairman of the Board, the President or by the Secretary of the Corporation.  Written or oral notice of each such meeting shall be given to each member of the Executive Committee not later than the close of the business day next preceding the date of such meeting.

The Board shall have the power, by resolution adopted by the affirmative vote of a majority of the entire Board at any time to change the members of the Executive Committee, to fill vacancies thereon, and to discharge the Executive Committee or any member thereof.  All action of the Executive Committee shall be reported to the Board at its next meeting.

The Board may, by ordinary resolution, designate one of the members of the Executive Committee as Chairman of the Executive Committee.

Section 3.  Committees Generally.  Subject to the Governance Agreement during the time the terms thereof are applicable, the Board, by resolution, may from time to time designate members of the Board to constitute other committees, which shall consist of such persons and shall have such powers as the Board may determine and specify in the respective resolutions effecting such designations.  The Board shall have the power, by resolution, at any time, with respect to any committee created pursuant to Section 1 and this Section 3, to change the members of any such committee, to fill vacancies on any such committee and to discharge any such committee.

Section 4.  Meetings.  Unless the Governance Agreement during the time the terms thereof are applicable, or the Board of Directors otherwise provides, a majority of the members of each committee shall determine its acts.  Each committee may adopt such rules and regulations for the conduct of its meetings as it deems proper and as are not inconsistent with any statute, the Governance Agreement during the time the terms thereof are applicable, the Certificate of Incorporation or the By-Laws of this Corporation.

ARTICLE VI

Officers

Section 1.  Number, Election and Term of Office.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include one or more Assistant Treasurers and Assistant Secretaries.  The officers of the Corporation shall be elected annually by the Board of Directors subject to the Governance Agreement at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified.  Any number of offices may be held by the same person.  The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.

Section 2.  Chairman of the Board.  The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board of Directors of the Corporation.  In addition, he shall have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 3.  President.  The President shall be a Director, and shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.  He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware.  In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.  He shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these By-Laws.  He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered.  He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation.  He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors.  He shall have the right to initiate and approve all changes in compensation, including the award of and amount of bonuses for all executive officers of the Corporation other than the President.  In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 4.  Executive Vice Presidents.  The Executive Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors, the Chairman of the Board and/or the President, or as may be provided in these By-Laws.  An Executive Vice President designated by the Board of Directors shall, during the absence or incapacity of the President, assume his powers and perform his duties.

Section 5.  Vice Presidents.  The Vice Presidents shall have such powers and duties as may be assigned to them by the Chairman of the Board and/or President, the Executive Vice President or the Board of Directors.  Any Vice President shall, during the absence or incapacity of the Executive Vice President, assume and perform his duties.

Section 6.  Secretary.  The Secretary may sign all certificates of stock of the Corporation.  He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose.  He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature.  He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he shall keep such stock and transfer books open daily during business hours to the inspection of every stockholder and for transfer of stock.  He shall notify the Directors and stockholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him from time to time by the Board of Directors.

Section 7.  Assistant Secretaries.  The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

Section 8.  Treasurer.  The Treasurer shall have charge of the funds and securities of the Corporation.  He may sign all certificates of stock.  He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the Chairman of the Board and/or the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

Section 9.  Assistant Treasurers.  The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

Section 10.  Treasurer’s Bond.  The Treasurer and Assistant Treasurers shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.

Section 11.  Transfer of Duties.  The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of Delaware.

Section 12.  Vacancies.  Subject to the Governance Agreement, if the office of Chairman of the Board, President, Executive Vice President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

Section 13.  Removals.  At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

Section 14.  Compensation of Officers.  The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 15.  Resignations.  Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board and/or the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VII

Contracts, Checks and Notes

Section 1.  Contracts.  Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President, the Executive Vice President or a Vice President.

Section 2.  Checks and Notes.  All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

ARTICLE VIII

Stock

Section 1.  Certificates of Stock.  The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board and/or the President, the Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed.  All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

Section 2.  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX

Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware or the Certificate of Incorporation.

ARTICLE X

Lost or Destroyed Certificates

Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate.  A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

ARTICLE XI

Fixing of Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE XII

Dividends

Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIII

Waiver of Notice

Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

ARTICLE XIV

Seal

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

ARTICLE XV

Amendments

Subject to the Governance Agreement during the time the terms thereof are applicable and the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, at any annual meeting of the stockholders or regular meeting of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal of the By-Laws or of adoption of new By-Laws be contained in the notice of such special meeting.  Any amendment of these By-Laws by the stockholders of the Corporation shall be made by a vote of not less than eighty percent (80%) of the capital stock of the Corporation.

ARTICLE XVI

Resolution of Conflicting Terms

Notwithstanding any other provision of these By-Laws and at such time as the Governance Agreement is operative, any conflict between (a) any action taken by the Corporation or the Board of Directors, or any provision of these By-laws, as they may be amended and/or restated from time to time, on the one hand, and (b) the terms of the Governance Agreement, on the other, shall be resolved in favor of the terms of the Governance Agreement unless otherwise agreed to in writing by Borden, Inc.

[As amended through October 27, 2005]